                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)  January 13, 1994



                              BROWN GROUP, INC.
            (Exact name of registrant as specified in its charter)



                                    New York
         (State or other jurisdiction of incorporation or organization)


                1-2191                                   43-0197190
       (Commission File Number)             (IRS Employer Identification Number)


         8400 Maryland Avenue
         St. Louis, Missouri                            63105
(Address of principal executive offices)              (Zip Code)



                                (314) 854-4000
              (Registrant's telephone number, including area code)




                                NOT APPLICABLE
            (Former name, former address and former fiscal year,
             if changed since last report)





                               Page 1 of 3 Pages

Item 5.   Other Events
          ------------

          On January 13, 1994, Brown Group, Inc.'s Board of
          Directors approved the following actions to concentrate the company's business in areas of proven performance and high growth, consolidate footwear wholesaling operations, withdraw from losing retail operations, and sharply reduce manufacturing capacity, overhead and employment.
          The company will:

          * Consolidate the Brown Shoe Company and Pagoda businesses;

          * Discontinue the Wohl Shoe Company's Leased Shoe
            Department business, and begin a program of closing more than 100 company-owned Regal and Connie shoe stores throughout the country;

          * Close 5 shoe factories in Missouri and Tennessee;

          * Reduce Corporate and Divisional staffing at the St. Louis, Missouri headquarters by more than 400 positions. Two of the company's headquarters buildings also will be sold.


          These changes will reduce Brown Group's staffing by 5,660 positions or about 20 percent of the company's employment: 1,700 factory positions will be eliminated and 410 positions at headquarters will be phased out. In addition, 3,550 positions will be eliminated in the specialty stores and leased shoe departments; most of these jobs in the leased shoe departments, however, are expected to be shifted to lessors or other operators. A non-recurring fourth quarter after tax charge of $50 million will be taken to provide for the cost of these changes.

          The $50 million fourth quarter provision for the cost of these changes will include a $28 million charge to 1993 continuing operations, which may more than offset anticipated earnings for the year. The balance of the provision will comprise a $22 million charge to discontinued operations related to the Wohl Leased Department withdrawal.

          The Wohl Leased Department operations which will be discontinued include the management of shoe departments in department stores primarily on the West Coast and in the Midwest. Most of the leases are cancelable after a period of notice by either party and the company expects to complete most of the withdrawal by the end of 1994.

          The factory closings will reduce the number of shoe factories operated by Brown Shoe from 10 to 5. Most of the remaining capacity will be directed to supporting the "quick response" business of the Naturalizer brand.

          The additional staff reductions at Brown Group's headquarters will be made in activities that serve the company's Leased Department business and manufacturing operations; and in Distribution, Systems, Accounting and other functions that overlap between Brown Shoe, Pagoda and the Corporate office.

          Brown Group also announced that it will undertake a strategic review of the Cloth World retail fabric operation to develop a plan to achieve the greatest value for the corporation from this business.



                              SIGNATURE

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              BROWN GROUP, INC.
                              (Registrant)



                              By     /s/ H. E. Rich
                                 -----------------------------
                                 H. E. Rich
                                 Executive Vice President and
                                 Chief Financial Officer



Date:  January 28, 1994
       ------------------

                                    -3-